UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Capstone Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

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1)	Title of each class of securities to which transaction applies: ___________________________________

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5)	Total fee paid: ______________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed: _________________________________________________________________________

CAPSTONE FINANCIAL GROUP, INC.

8600 Transit Road

East Amherst, New York 14051

To Our Stockholders:

NOTICE IS HEREBY GIVEN that stockholders that hold at least two-thirds of the voting power of the issued and outstanding shares of the common stock, par value $0.001 per share (the “Common Stock”), of Capstone Financial Group, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving the removal of George Schneider from his position as a member of our Board of Directors (the “Board”).

The accompanying information statement (the “Information Statement”), which describes the stockholder action in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Nevada corporate law, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of two-thirds of the voting power of the issued and outstanding Common Stock is sufficient to approve the removal of directors. Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this notice and the accompanying Information Statement is mailed to our stockholders. We will mail this notice and Information Statement on or about December 30, 2016 to our stockholders of record as of December 5, 2016.

Your consent regarding the proposals is not required and is not being solicited in connection with this corporate action. All necessary corporate approvals have been obtained, and this notice and Information Statement is furnished solely for the purposes of advising stockholders of the action taken by less than the unanimous written consent of our stockholders, and giving stockholders advance notice of the action taken, as required by the Exchange Act.

Sincerely,

Darin Pastor

Chief Executive Officer and Director

December 30, 2016

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU

FOR INFORMATION PURPOSES ONLY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY.

CAPSTONE FINANCIAL GROUP, INC.

8600 Transit Road

East Amherst, New York 14051

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Capstone Financial Group, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that a stockholder who holds over two-thirds of the voting power of the issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), has executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving the removal of George Schneider from his position as a member of our Board of Directors (the “Board”). No vote or other action is requested or required on your part.

We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being sent to you for information purposes only. No vote or other action of our stockholders is required in connection with this Information Statement. The approximate date of mailing of this Information Statement is December 30, 2016.

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDER ACTION

The following are some of the questions, and answers to those questions, that you, as a stockholder of the Company, may have regarding the stockholder action. The information in this section does not provide all of the information that may be important to you with respect to the stockholder action. Therefore, you should carefully read this Information Statement in its entirety.

Why did you send me this Information Statement and the accompanying notice?

We sent you this Information Statement and the accompanying notice because customary practice contemplates that we send notice to you of the taking of any corporate action without a meeting by less than unanimous consent and because Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder require that we give you advance notice of the action taken. This Information Statement and the accompanying notice are being sent to all persons who at the close of business on December 5, 2016 (the “Record Date”) were stockholders of record.

What action was taken by the Written Consent of Stockholders in Lieu of a Special Meeting?

Pursuant to an Action by Written Consent of Stockholders in Lieu of a Special Meeting, a stockholder holding at least two-thirds of the issued and outstanding shares of our Common Stock approved the removal of George Schneider from his position as a member of our Board. Additional information is set forth below in the section entitled “Action to Remove a Director.”

How many shares of Common Stock were required to be voted in favor of the stockholder action?

The approval of the director removal by the written consent of our stockholders required the consent of the holders of at least two-thirds of our issued and outstanding shares of Common Stock as of the Record Date. As of the Record Date, 98,348,488 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. A stockholder owning more than the two-thirds of our issued and outstanding shares of Common Stock as of the Record Date executed the Action by Written Consent of Stockholders in Lieu of a Special Meeting, which approved the director removal without a meeting. Consequently, no additional votes are required to approve the proposed action.

Why was the stockholder action approved through a stockholder written consent in lieu of holding a stockholder meeting?

Under Nevada corporate law, our Articles of Incorporation and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of two-thirds of our issued and outstanding shares of Common Stock is sufficient to approve the stockholder action. No further action is required to effect the stockholder action. This method of stockholder action was used in order to save the expense of a formal meeting of stockholders. The Company, however, is obligated by the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

When will the stockholder action be effected?

In accordance with Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the stockholder action to remove a director cannot be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. We anticipate the stockholder action to take effect on or about January 20, 2017.

Am I entitled to dissenter’s rights in connection with the stockholder action?

No. Nevada corporate law does not provide for dissenter’s rights with respect to the stockholder action.

ACTION TO REMOVE A DIRECTOR

Pursuant to an Action by Written Consent of Stockholders in Lieu of a Special Meeting, a stockholder holding more than two-thirds of the issued and outstanding shares of our Common Stock as of the Record Date approved the removal (without cause) of George Schneider from his position as a member of our Board. The stockholder action will take effect 21 days following the mailing of the Information Statement, which 21st day will be on or about January 20, 2017.

Once the stockholder action becomes effective, our Board will consist solely of Darin Pastor, who also serves as our Chief Executive Officer. As a result of the stockholder action, our Board will have one vacancy, which Darin Pastor (as the remaining member of our Board) would intend to fill as soon as practicable with a qualified candidate.

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of December 5, 2016, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named in our annual report filed with the SEC on May 2, 2016, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

 To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them. None of the persons in the following table beneficially owns any shares by virtue of having a right to acquire such shares within 60 days after December 5, 2016 pursuant to options, warrants, conversion privileges or other rights.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Common	Darin R. Pastor, Chief Executive Officer and Director	69,626,777	70.8%
Common	George L. Schneider, President and Director	9,036,000	9.2%
Common	Halford W. Johnson, Chief Financial Officer	126,197	*
Common	Tracy Pastor, Chief Brand Officer	114,497	*
Common	All Directors and Executive Officers as a Group	78,903,471	80.2%

(1) The address of Mr. Pastor, Mr. Johnson and Mrs. Pastor is in care of the Company at 8600 Transit Road, East Amherst, NY 14051. The address of Mr. Schneider is 425 North Sycamore Avenue, Los Angeles, CA 90036.
(2) Mr. Pastor’s beneficial ownership is deemed to continue to include 9,436,414 shares which he agreed to sell under an agreement with Aaron Pierce dated October 21, 2015; as of December 5, 2016, the counterparty had not yet paid the full purchase price and the shares remained in Mr. Pastor’s name. On December 7, 2016, Mr. Pastor and Aaron Pierce amended their agreement to call for the sale of 5,771,940 shares to Aaron Pierce (corresponding to the portion of the originally-contracted-for purchase price which had in fact been paid). In addition, on December 11-12, 2016, Mr. Pastor sold 5,000,000 shares to four accredited investors in related transactions; and on December 10-20, 2016, Mr. Pastor sold 388,235 shares to three accredited investors. After giving effect to such transfers, Mr. Pastor will beneficially own 58,466,602 shares (59.4% of the class) and all directors and officers as a group will beneficially own 67,743,296 shares (68.9% of the class). Mr. Schneider’s beneficial ownership is deemed to continue to include 4,518,000 shares which he gifted to an individual on November 30, 2015, because we consider that he retains indirect beneficial ownership of the gifted shares. The figures for Mr. Pastor in the table do not include shares owned by Mrs. Pastor; Mr. Pastor disclaims beneficial ownership of Mrs. Pastor’s shares. The figures for Mrs. Pastor in the table do not include shares owned by Mr. Pastor; Mrs. Pastor disclaims beneficial ownership of Mr. Pastor’s shares. Mr. and Mrs. Pastor are married to each other. Except as specified in this paragraph, each person has sole voting power and sole investment power with respect to the shares set forth next to his or her name in this table.
(3) Based on 98,348,488 shares outstanding as of December 5, 2016.
* Refers to beneficial ownership of less than 1%.

Changes in Control

There are no arrangements known to us, the operation of which may at a later date result in a change in control of the Company.

INTERESTS OF CERTAIN PERSONS

Other than Mr. Schneider’s (adverse) interest therein, no person has any substantial interest, direct or indirect (other than such person’s role as an officer or director of us or such person’s pro rata interest as a stockholder), in the stockholder action presented in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 8600 Transit Road, East Amherst, New York 14051, Attn: Darin Pastor.

SHAREHOLDER PROPOSALS AND director nominations

To be considered for inclusion in our 2017 proxy materials, any stockholder proposals and director nominations you (as a stockholder) may wish to submit must be submitted in writing by April 20, 2017 to us at 8600 Transit Road, East Amherst, New York 14051, and (in the case of any stockholder proposals) you must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.